                                                                   EXHIBIT 10.38

                                 AMENDMENT NO. 2
                                       TO
                              QUANTA SERVICES, INC.
                            2001 STOCK INCENTIVE PLAN

         This Amendment No. 2 to the Quanta Services, Inc. 2001 Stock Incentive Plan (the "Plan") is adopted by Quanta Services, Inc., a Delaware corporation (the "Company"), effective as of November 11, 2002.

                               W I T N E S S E T H

         WHEREAS, the Board of Directors (the "Board") of the Company amended and restated the Quanta Services, Inc. Amended and Restated 1997 Stock Option Plan in the form of the Plan, effective as of May 23, 2001;

         WHEREAS, pursuant to Amendment No. 1 to the Plan, the Board amended the Plan in certain respects effective as of November 9, 2001; and

         WHEREAS, pursuant to Section 16 of the Plan, the Board desires to amend the Plan further to clarify certain rights of the "Committee" (as defined in the Plan) with respect to stock option and restricted stock grants under the Plan;

         NOW THEREFORE, the Board hereby amends Section 9(g) of the Plan by restatement in its entirety to read as follows:

         (g) Modification, Extension And Renewal of Options. The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 11 of this Plan) any such action may not, without the written consent of any Optionee, impair any rights under any Option previously granted to such Optionee. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

         This Amendment No. 2 to the Plan was adopted by the Company effective as of the day and year first above written.

                           QUANTA SERVICES, INC.

                           By: /s/ DANA A. GORDON
                               -------------------------------------------
                           Name:  Dana A. Gordon
                           Title: Vice President - General Counsel